                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Form S-3 (File Nos. 33-50047, 33-50047-01, 33-63451 and
33-63087) and Form S-8 (File Nos. 333-01931, 33-63089, 33-63093, 33-63085,
33-63901, 33-24285 and 333-24283) and Form S-4 (File No. 333-45765) of our
reports dated February 12, 1996, on our audit of the consolidated financial statements and consolidated financial statement schedule of U S WEST, Inc. for the year ended December 31, 1995, which reports are included in this Annual Report on Form 10-K/A.


/s/ COOPERS & LYBRAND L.L.P.


Denver, Colorado
April 13, 1998

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 12, 1998 (except with respect to the matter discussed in Note 21 as to which the date is April 6, 1998) on the consolidated financial statements, the consolidated financial statement schedule and Supplementary Selected Proportionate Results of Operations of U S WEST, Inc., as of December 31, 1997 and 1996 and for the years then ended included in this amended Annual Report on Form 10-K/A, into U S WEST, Inc.'s previously filed Registration Statements on Forms S-3 (Nos. 33-50047, 33-50047-01, 33-63451 and 33-63087), Forms S-8 (Nos. 333-01931, 33-63089, 33-63093, 33-63085,
33-63091, 333-24285 and 333-24283) and Form S-4 (No. 333-45765).


/s/ Arthur Andersen LLP


Denver, Colorado,
April 13, 1998.